UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 20, 2023

Chesapeake Utilities Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Energy Lane, Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 302. 734.6799

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value per share $0.4867	CPK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 with respect to that certain Note Purchase Agreement, dated November 20, 2023 (the “Note Purchase Agreement”), by and among Chesapeake Utilities Corporation, a Delaware corporation (the “Company”), and the purchasers listed in Schedule B thereto (collectively, the “Purchasers”), is incorporated herein in its entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on September 26, 2023, the Company, entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Florida Power & Light Company, a Florida corporation (“FPL”), to acquire all of the outstanding common shares of Pivotal Utility Holdings, Inc., a wholly owned subsidiary of FPL doing business as Florida City Gas (“FCG”), for approximately $923.4 million in cash, subject to customary purchase price adjustments (the “Acquisition”). The Stock Purchase Agreement is subject to the satisfaction of customary closing conditions. Subject to the satisfaction or waiver of the remaining conditions and the other terms and conditions of the Stock Purchase Agreement, the Acquisition is expected to close in the fourth quarter of 2023.

The Company will fund the purchase price of the Acquisition with the net proceeds of an equity offering and from the issuance of approximately $550 million principal amount of uncollateralized senior notes (the “New Notes”) pursuant to the Note Purchase Agreement and additional borrowings under its existing unsecured revolving credit facility. The New Notes consist of (a) $100,000,000 aggregate principal amount of 6.39% Series 2023-A Senior Notes due December 28, 2026, (b) $100,000,000 aggregate principal amount of 6.44% Series 2023-B Senior Notes due December 28, 2027, (c) $100,000,000 aggregate principal amount of 6.45% Series 2023-C Senior Notes due December 28, 2028, (d) $100,000,000 aggregate principal amount of 6.62% Series 2023-D Senior Notes due December 28, 2030, (e) $100,000,000 aggregate principal amount of 6.71% Series 2023-E Senior Notes due December 28, 2033 and (f) $50,000,000 aggregate principal amount of 6.73% Series 2023-F Senior Notes due December 28, 2038 (the “Series F Notes”). The following is a summary of the material terms to which the New Notes will be subject.

(a) Maturity Dates: The outstanding principal balance of the New Notes will be due and payable on the Maturity Dates thereof (as defined in the first paragraph of each New Note).

(b) Interest: Interest payments will be payable semiannually on June 28 and December 28 of each year, and on the Maturity Date, until the principal thereof shall have become due and payable

(c) Required Prepayments of Principal, Optional Prepayment, Acceleration and Events of Default: On December 28, 2029, and on each December 28th thereafter to and including December 28, 2037, the Company will prepay $5,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series F Notes at par and without payment of the Make-Whole Amount (as defined in the Note Purchase Agreement) or any premium, provided that upon any partial prepayment of the New Notes or partial purchase of the New Notes, the principal amount of each required prepayment of the Notes becoming due on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the New Notes is reduced as a result of such prepayment. The Company may, at its option, upon notice, prepay at any time all, or from time to time any part of, the New Notes, in an amount not less than $2,000,000 of the aggregate principal amount of the New Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The New Notes may be accelerated by the occurrence of certain payment defaults of the New Notes. The New Notes may be accelerated by the Required Holders (as defined in the Note Purchase Agreement) upon any other events of default. The Note Purchase Agreement includes customary events of default to which the New Notes are subject, including payment default on the New Notes and certain other indebtedness and obligations of the Company and bankruptcy, insolvency or similar events.

(d) Covenants: The Note Purchase Agreement sets forth certain business and financial covenants to which the Company is subject when any New Note is outstanding, including covenants that limit or restrict the ability of the Company and its subsidiaries to incur certain indebtedness and to incur certain liens and encumbrances on any of its property.

This Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any New Notes. The New Notes will not be and have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The description above is only a summary of the material provisions of the Note Purchase Agreement and is qualified in its entirety by reference to the copy of the Note Purchase Agreement which is filed as Exhibit 4.1 to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Numbers	Description

4.1	Note Purchase Agreement, dated as of November 20, 2023, among the Company and the purchasers party thereto.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

November 20, 2023	By:	/s/ Beth W. Cooper
	Name:	Beth W. Cooper
	Title:	Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Corporate Secretary